UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 5, 2012

VIRTUAL PIGGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-152050	35-2327649
(Commission File Number)	(IRS Employer Identification No.)

15 West Highland Avenue
Philadelphia, PA	19118
(Address of Principal Executive Offices)	(Zip Code)

(215) 247-5500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2012, Martha McGeary Snider was appointed to the Board of Directors of Virtual Piggy, Inc. (the “Company”). Ms. McGeary Snider will also serve as the Chair of the Board of Advisors of the Company. There were no arrangements or understandings between Ms. McGeary Snider and the Company, pursuant to which she was appointed to the Board of Directors of the Company.

In connection with her appointment to the Board of Directors, Ms. McGeary Snider was granted options to purchase an aggregate of 250,000 shares of the Company’s Common Stock (the “Options”). The Options are exercisable for a term of 5 years at an exercise price of $0.58 per share.

Item 5.03       Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

In connection with the appointment of Ms. McGeary Snider to the Board, on March 5, 2012, the Board of Directors of the Company amended and restated the bylaws of the Company. A description of the provisions amended (other than certain immaterial technical changes) is provided below. This description is a summary of the amendments and is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Number of Directors

Section 2 of Article II of the Amended and Restated Bylaws (the “A/R Bylaws”) provides that, subject to certain exceptions, the number of directors of the Company shall be fixed from time to time by a vote of the majority of the members of the Board. The Company’s prior bylaws (the “Prior Bylaws”) provided for the number of directors comprising the full Board of Directors to be determined by the existing members of the Board of Directors and to consist of at least two members (if there is more than one shareholder of the Company), and providing that the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director), from time to time by an amendment to the bylaws.

Advance Notice Requirements

Both the Prior Bylaws and the A/R Bylaws contain advance notice requirements that shareholders must follow to prose any business at the annual meeting. The Prior Bylaws did not specify whether these advance notice requirements also applied to the nomination of directors at an annual meeting of shareholders. Section 6 of Article II of the A/R Bylaws clarifies that the advance notice requirements also apply to the nomination of directors at an annual meeting of shareholders.

Notice of Meetings

Both the Prior Bylaws and the A/R Bylaws provide that directors must receive at least 3 days advance notice of a special meeting, which notice shall state the time and place of the special meeting, provided however, that the A/R Bylaws contain an exception to the notice requirement which permits notice to be provided by telephone 24 hours before the time at which the special meeting is to be held. The Prior Bylaws required that the purpose of the special meeting also be stated in the notice. The A/R Bylaws do not require that the purpose of the special meeting be stated in the notice.

Action Without a Meeting

The Prior Bylaws provided that any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of the members of the Board. The A/R Bylaws provide, consistent with applicable Delaware law, that any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

Officer Positions

The Prior Bylaws stated that the President shall be the Chief Executive Officer of the Corporation unless otherwise designated by the Board of Directors. Section 9 of Article IV of the A/R Bylaws states that the President shall act as the Chief Executive Officer of the Company in the absence or disability of the Chief Executive Officer. The A/R Bylaws have also been expanded to include a description of the role of the Chief Executive Officer in Section 8 of Article IV.

Item 9.01        Financial Statements and Exhibits.

3.1                   Amended and Restated Bylaws of Virtual Piggy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: March 7, 2012	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary